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                                EXHIBIT (10)(b)

                             REVOLVING CREDIT NOTE
                             ---------------------

                        PRINCIPAL:    $60,000,000.00

                        DATE:         October 23, 1996

                        PLACE:        Atlanta, Georgia


          FOR VALUE RECEIVED, the undersigned HAMPSHIRE FUNDING, INC., a New Hampshire corporation (the "Borrower"), unconditionally promises to pay to the order of SUNTRUST BANK, ATLANTA, a Georgia banking corporation, on October 22, 2001 or sooner upon the occurrence of an Event of Default, the principal sum of SIXTY MILLION AND NO/100 DOLLARS ($60,000,000.00) or so much thereof as shall have been advanced hereunder and remain outstanding.

          In addition to principal, the Borrower agrees to pay interest on the principal amounts outstanding hereunder from time to time from the date hereof until paid at the rates as provided in the Revolving Credit Agreement (as hereinafter defined). All payments of principal and interest hereunder shall be made in U.S. dollars and in immediately available funds at the principal offices of the Bank in Atlanta, Georgia, or at such other location as the holder(s) hereof shall designate in writing.

          This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, a certain Revolving Credit Agreement dated as of October 23, 1996 (together with all amendments thereto, being herein referred to as the "Revolving Credit Agreement") between the Borrower and the Bank, to which Revolving Credit Agreement reference is hereby made for a statement of said terms and provisions. This Note is entitled to the benefits and security as provided in the Revolving Credit Agreement and the Guaranty dated as of October 23, 1996, executed by Chubb Life Insurance Company of America in favor of the Bank.

          Upon the occurrence and during the continuation of any Event of Default provided in the Revolving Credit Agreement other than under
Section 7.01(j), the Bank may declare the entire unpaid balance hereof to be, and upon the occurrence of an Event of Default under Section 7.01(j), the entire unpaid balance hereof shall become immediately due and payable in the manner and with the effect provided in the Revolving Credit Agreement, and Bank may thereupon exercise any of the remedies referred to in the Revolving Credit Agreement or existing under applicable law.

          In addition to and not in limitation of the foregoing and the provisions of the Revolving Credit Agreement, the Borrower further agrees to pay all expenses of collection, including reasonable attorneys' fees, if this Note shall be collected by law or through an attorney at law, or in bankruptcy, receivership or other court proceedings.

          This Note may be prepaid in accordance with the terms and provisions of Section 2.06 of the Revolving Credit Agreement.

          This Note has been delivered in Atlanta, Georgia, and shall be governed by and construed under the laws of Georgia. Time is of the essence under this Note.

          PRESENTMENT, PROTEST AND NOTICE OF DISHONOR ARE HEREBY WAIVED BY THE BORROWER.

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          Executed under hand and seal of the Borrower as of the date first above written.


                                    HAMPSHIRE FUNDING, INC.


[CORPORATE SEAL]                    By:
                                       ----------------------------------------
                                            Title:
                                                  -----------------------------


                                    Attest:
                                           ------------------------------------
                                            Title:
                                                  -----------------------------

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